UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934, as amended

Date of Report (Date of earliest event reported) June 23, 2011

DUCOMMUN INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware	001-08174	95-0693330
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

23301 Wilmington Avenue, Carson, California	90745-6209
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (310) 513-7200

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.

Purchase Agreement for Notes Offering

As previously disclosed, on April 3, 2011, Ducommun Incorporated, a Delaware corporation (“Ducommun”) and DLBMS, Inc., a Delaware corporation and a wholly-owned subsidiary of Ducommun (“Merger Sub”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with LaBarge, Inc., a Delaware corporation (“LaBarge”). Under the terms of the Merger Agreement, Merger Sub will be merged with and into LaBarge with LaBarge continuing as the surviving corporation and a wholly-owned subsidiary of Ducommun (the “Merger”).

In connection with the Merger, on June 23, 2011, Ducommun and certain of its subsidiaries entered into a Purchase Agreement (the “Purchase Agreement”) with Credit Suisse Securities (USA) LLC and UBS Securities LLC (collectively, the “Initial Purchasers”). Pursuant to the Purchase Agreement, the Initial Purchasers have agreed to purchase, and Ducommun has agreed to sell, $200 million aggregate principal amount of Ducommun’s 9.75% senior unsecured notes due 2018 (the “Notes”) at an issue price of 100% of the par value.

The Initial Purchasers intend to resell the Notes in a private offering (the “Offering”) to qualified institutional buyers in the United States pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”) and outside the United States in reliance on Regulation S under the Securities Act. The Notes will not be registered under the Securities Act or any state securities laws and may not be offered or sold in the United States absent such registration or an exemption from the registration requirements of the Securities Act and any applicable state securities laws.

The proceeds of the Notes, together with borrowings under a new $190 million term loan due 2017 (the “Term Loan”) and a new $60 million revolving credit facility due 2016 (together with the Term Loan, the “New Credit Facilities”) that Ducommun and certain of its subsidiaries anticipate entering into concurrently with the consummation of the Merger, will be used to finance the cost of the Merger, repay the existing Ducommun credit facility (“Existing Ducommun Credit Facility”) that the New Credit Facilities are replacing, repay the existing LaBarge credit facility (the “Existing LaBarge Credit Facility” and together with the Existing Ducommun Credit Facility, the “Existing Credit Facilities”), pay fees and expenses in connection with the Merger and financing arrangements for such Merger and add new cash to the Ducommun balance sheet.

The Notes will be guaranteed by Ducommun’s existing and future material domestic restricted subsidiaries (collectively, the “Guarantors”) on a senior unsecured basis. The sale of the Notes is expected to close concurrently with, and is subject to, the closing of the Merger, which is expected to occur on or about June 28, 2011. The Purchase Agreement contains representations and warranties, covenants and closing conditions (including the closing of the Merger, entry into the New Credit Facilities, repayment of the Existing Ducommun Credit Facility and repayment of the Existing LaBarge Credit Facility) that are customary for transactions of this type. In addition, Ducommun and the Guarantors have agreed to indemnify the Initial Purchasers against certain liabilities on customary terms.

The foregoing description of the Purchase Agreement is qualified in its entirety by reference to the Purchase Agreement, a copy of which is attached hereto as Exhibit 1.1 and incorporated herein by reference.

Certain Relationships

The Initial Purchasers or their affiliates have from to time provided investment banking, commercial banking and financial advisory services to Ducommun and its affiliates, including in connection with the Merger and the Offering, for which they have received, or will receive, customary compensation. In addition, from time to time, the Initial Purchasers and their affiliates may effect transactions for their own account or the account of their customers, and hold on behalf of themselves or their customers, long or short positions in Ducommun’s debt securities or loans, and may do so in the future. Certain affiliates of the Initial Purchasers currently act as lenders and/or agents under the Existing Credit Facilities and may receive a portion of the net proceeds of the Offering. In addition, it is expected that affiliates of certain of the Initial Purchasers will act as lenders and/or agents under the New Credit Facilities.

Item 8.01 Other Events

On June 23, 2011, Ducommun issued a press release announcing the pricing of the Notes. A copy of the press release is attached hereto as Exhibit 99.1, and is incorporated by reference herein.

The information contained in this Current Report on Form 8-K is for informational purposes only and does not constitute an offer to sell or a solicitation of an offer to buy the Notes, nor shall there be any offer, solicitation or sale of any Notes in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

Forward-Looking Statements

Certain statements contained in this Current Report on Form 8-K and the documents incorporated by reference herein regard matters that are not historical facts and are forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, as amended, and the rules promulgated pursuant to the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Such statements include statements regarding the Merger, the Offering and the New Credit Facilities. These statements are identified by words such as “may,” “will,” “ begin,” “ look forward,” “expect,” “believe,” “intend,” “anticipate,” “should”, “potential,” “estimate,” “continue,” “momentum” and other words referring to events to occur in the future. These statements reflect Ducommun’s current view of future events and are based on its assessment of, and are subject to, a variety of risks and uncertainties beyond its control, including, but not limited to, the state of the world financial, credit, commodities and stock markets, any difficulties or delays in, unexpected costs of, or inability to consummate the Offering or other financing for the Merger, the possibility that closing conditions required to consummate the Merger will not be met, and other risks and uncertainties regarding Ducommun, its business and the industry in which it operates, which are referenced in Ducommun’s filings with the Securities and Exchange Commission. Ducommun is under no obligation to (and expressly disclaims any such obligation to) update or alter its forward-looking statements whether as a result of new information, future events or otherwise. Undue reliance should not be placed on any forward-looking statements, which speak only as of the date of this Form 8-K.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

1.1	Purchase Agreement, dated June 23, 2011 between Ducommun Incorporated, certain of its subsidiaries, Credit Suisse Securities (USA) LLC and UBS Securities LLC.

99.1	Press Release dated June 23, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DUCOMMUN INCORPORATED
(Registrant)

Date: June 23, 2011	By:	/s/ James S. Heiser
James S. Heiser
Vice President and General Counsel